Exhibit 10.1



                        STANDARD MICROSYSTEMS CORPORATION
                  2005 DIRECTORS STOCK APPRECIATION RIGHTS PLAN


1. Purpose. The purpose of this 2005 Directors Stock Appreciation Rights Plan (the "Plan" or the "SAR Plan") of Standard Microsystems Corporation (the "Company" or "SMSC"), is to link the compensation of outside directors of the Company, whose services are considered essential to the Company's continued progress, to the performance of SMSC stock, and to also provide them with a further incentive to continue to serve as directors of the Company. The Plan is also intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board that may occur in the future.

2.        Administration

          a. The Plan will be administered by the Board of Directors (the "Board") of the Company. Subject to the express provisions of the Plan, the Board will have complete authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of the respective Stock Appreciation Rights ("SAR") Agreements (which need not be identical); and to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations on the matters referred to in this Section 2 will be conclusive and binding on all parties.

          b. No member of the Board, or any employee of the Company authorized to administer the Plan, shall be liable for any action or determination made in good faith with respect to this Plan or any SAR Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Board, or an authorized employee.

3. Participation in the Plan. Each person who is now or shall become a director of the Company and who is not, while serving as director, an employee of the Company or any Subsidiary of the Company, shall be eligible to participate in the Plan (an "Eligible Director", hereinafter also referred to as a "Grantee"). A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract between such director and the Company or any Subsidiary thereof pursuant to which the director agrees to provide consulting services as an independent consultant to the Company or its Subsidiaries on a regular or occasional basis for a stated consideration.

4. SAR Shares Subject to the Plan. Subject to the provisions of Section 10 hereof, this Plan has 49,000 "hypothetical" shares (the "Shares") of $.10 par value common stock of SMSC (the "Common Stock") available for the granting of SARs under the Plan. The Plan does not permit any payments for a SAR Grant to be made in the Common Stock of SMSC.

          If any SARs are not granted under the Plan in whole or in part, such as if an Eligible Director should cease to be a Board member before any Current Service SAR is granted, or before a Vesting SAR becomes vested, "hypothetical" Shares that could have been granted or do not vest shall remain available for the granting of new SARs under the Plan.

5.        General Terms and Conditions of SAR Grants

          a. Form of SARs. Each SAR granted under this Plan shall be evidenced by a written SAR Agreement in such form as the Board shall from time to time approve, which SAR Agreement shall set forth the applicable date of grant (the "Grant Date") and shall comply with and be subject to the terms and conditions set forth in the Plan.

          b. Vesting SARs. Any Eligible Director first elected after the adoption of this Plan, upon such election, may be granted SARs in the event this Plan is amended to allocate any new SARs under the Plan, as provided by any Amendment to Section 4 above. Each SAR granted pursuant to this Section 5(b) (i.e., "Vesting SARs") shall become vested, to the extent of one-third (1/3) of the number of SARs granted on the first anniversary of the date of grant, and cumulatively to the extent of an additional one-third (1/3) on each of the next two (2) succeeding anniversaries, so that on the third anniversary of the Grant Date, all SARs shall be fully vested.

          c. Current Service SARs. In addition to Vesting SARs, that are currently not available under the Plan, each Eligible Director incumbent for at least three (3) years shall be granted SARs equal to 3,500 shares of Common Stock (the "Current SAR Grant"), which shall be fully vested upon the granting thereof and, subject to any other provisions of the Plan, shall be granted on each January 15, April 15, July 15, and October 15 (or, if any such day shall not be a business day, then on the next succeeding business day). Current Service SARs shall only be forfeited to the extent an Eligible Director is no longer a member of the Board on the applicable Grant Date.

          d. SAR Value Per Share. All SARs granted hereunder shall have a "Grant Value" equal to the "Fair Market Value" of a share of Common Stock on the date of the grant, as defined in Section 13(f).

          e. SARs Nontransferable. Each SAR granted under the Plan by its terms shall not be transferable by the Grantee otherwise than by will, or by the laws of descent and distribution. No SAR or interest therein may be transferred, assigned, pledged, or hypothecated by the Grantee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

          f. No Exercise of SARs. A SAR, once vested, cannot be exercised by a Grantee at any point in time. SAR Grants are only paid in accordance with the provisions of Section 5(g) below.

          g. Payment Dates. All SARs (i.e., Vesting or Current Service SARs) shall automatically be paid on the applicable Payment Date, which is the end of the fifth fiscal year following the Grant Date, which is intended to be a fixed date to avoid any adverse tax consequences under Section 409A of the Code. Accordingly, for purposes of the SAR Plan, Current Service SARs shall be paid as follows:

               Grant Date                Payment Date

               October 15, 2005          February 28, 2011
               January 15, 2006          February 28, 2011
               April 15, 2006            February 29, 2012

               Notwithstanding the proceeding provisions of this Section 5(g), the fixed Payment Date in the event of death, Disability or a Change in Control shall be the date sixty (60) days after the occurrence of such an event, or sixty (60) days after the determination that such an event has occurred, or the next business day, consistent with the provisions of Section 409A of the Code (regardless of the thirty (30) day notice period for a Change in Control under Section 11).

               Upon the Payment Date of a SAR, a Grantee shall be entitled to receive an amount in cash equal to the excess of the Fair Market Value of one share of Common Stock determined on such Payment Date over the Grant Value per share specified in the related SAR Grant Agreement, multiplied by the number of shares in respect of which the SAR Grant is payable. Full or fractional shares may be paid. Payment will be made on each applicable Payment Date.

               Fair Market Value shall be determined as of the date of death, Disability, or the date a Change in Control is determined to have occurred, regardless of when the actual Payment Date is (i.e., the Fair Market Value is determined as of the date of the event and not the date of payment sixty (60) days after such an event occurs).

          h. Termination of Grantee's Directorship. If a Grantee's directorship with the Company is terminated for any reason, other than by reason of death or Disability (as described in Subsections (i) and (j) below) prior to the Payment Date, any vested SARs shall nevertheless be valued and paid on the applicable Payment Date under Section 5(g).

          i. Death of Grantee. If a Grantee's directorship is terminated by reason of his death prior to the Payment Date of his SAR Grant, or if a Grantee whose directorship is terminated as a result of a Disability (as described in Subsection (j) below) shall die following the Grantee's termination of being a director, but prior to the Payment Date of any SAR Grant, such SAR Grant shall be paid to the Grantee's Beneficiary to the extent of the number of SARs in which the Grantee was vested on the date of the Grantee's death, as of the applicable Payment Date (i.e., under the sixty (60) day provision).

          j. Disability of Grantee. If a Grantee shall become Disabled during the Grantee's directorship with the Company and the Grantee's directorship with the Company is terminated as a consequence of such Disability, or if a Grantee whose directorship is terminated shall become Disabled following the Grantee's termination of being a Director, but prior to the Payment Date of any SAR Grant, any SAR Grant shall be paid to the Grantee or the Grantee's personal representative on the applicable Payment Date (i.e., under the sixty (60) day provision).

          k. Delivery of Notice and Execution of SAR Grant Agreement. Upon the determination to issue a SAR Award, the Company shall promptly issue a notice representing the Shares subject to the SAR Grant to the Grantee. Each Grantee shall enter into, and be bound by the terms of, a SAR Grant Agreement which shall include or incorporate by reference the terms of the Plan and which shall contain such other terms, conditions and restrictions not inconsistent with the Plan as the Board shall determine.

          l. Tax Withholding. The obligation of the Company to make payment upon any Payment Date of any SAR Grant shall be subject to all applicable Federal, state and local tax withholding requirements. A Grantee shall be responsible for any portion of the Grantee's tax liabilities associated with the exercise of any SAR Grants.

6. No Right to Continue as a Director. Neither the Plan, the execution of any SAR Grant Agreement, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

7. No Stockholder's Rights for Grantees. A Grantee shall have no rights as a stockholder with respect to any Shares covered by SAR Grant, and no adjustments shall be made for any dividends paid prior to any Payment Date.

8. No Right to Vote. A Grantee shall have no right to vote any Shares as a result of the granting of any SAR.

9. No Right to Dividends. A Grantee shall have no right to dividends as a result of the granting of any SARs.

10. Adjustments. The number of Shares representing the number of SARs which may be issued under the Plan, as stated in Section 4 hereof, as well as the Grant Value per share under such outstanding SAR Awards, and the amount to be paid upon the Payment Date of any SAR, shall be suitably adjusted by the Board to reflect any stock dividend, stock split, shares combination, or similar change in the capitalization of the Company. The Board shall use its reasonable judgment in determining a suitable adjustment.

          In the event the Company is liquidated or a corporate transaction described in Section 424(a) of the Code and the Treasury Regulations issued thereunder occurs (as, for example, a merger, consolidation, acquisition of property or stock, separation or reorganization), each outstanding SAR Grant shall be assumed by the surviving or successor corporation if any.

11. Change in Control. Notwithstanding any provisions to the contrary, in the event of a Change in Control, the Board may, within its discretion, within a period of twelve (12) months after such Change in Control, determine that each SAR Grant outstanding hereunder shall terminate within thirty (30) days after notice to the Grantees, and such Grantees shall receive, with respect to each SAR Grant, an amount equal to the excess of the Fair Market Value of such SAR Grant as determined under Section 5(g), to the extent such action is consistent with Section 409A of the Code, and any guidance issued thereunder. Such amount shall be payable in cash.

12. Amendment of the Plan. The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the Grantees, no revision or amendment shall change the rights under any granted or vested SARs.

13. Definition. For purposes of the Plan the words and phrases used herein shall have the following meanings:

          a. "Beneficiary" shall mean a Grantee's spouse, if married, or the Grantee's estate, if no spouse exists as of any applicable Payment Date. A Grantee may, however, designate other individuals or entities as a Beneficiary for any payment, in accordance with procedures established by the Board.

          b.   "Board" means the Board of Directors of SMSC.

          c. "Change in Control" means a Change in Control as defined under IRS Notice 2005-1 Q&A-11, 12, 13 and 14. In accordance with these provisions, the Plan may permit a payment upon the occurrence of a change in "ownership" of the Company as defined in Q&A-12; a change in "effective control" of the Company is defined in Q&A-13; or "change in the ownership" of a substantial portion of the assets of the Company as defined as Q&A-14. To qualify as a Change in Control, the occurrence of the event must be objectively determinable and the requirement that the Board certify the occurrence of a Change in Control event, must be strictly ministerial and not involve any discretionary authority. For purposes of this provision, a payment shall be treated as occurring upon a Change in Control if the right to the payment arises due to the Board's exercise of discretion under the terms of this Plan to terminate the Plan upon a Change in Control and paid benefits in accordance with Section 11.

          d. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          e.   "Disability" means a Grantee is:

               (i) Unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than twelve (12) months; or

               (ii) By reason of any medically  determinable  physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of SMSC.

          f. "Fair Market Value" means, as of the date on which such Fair Market Value is to be determined, the closing price of a share of Common Stock as reported in The Wall Street Journal (or a publication or reporting service deemed equivalent to The Wall Street Journal for such purpose by the Board) for the over-the-counter market or any national securities exchange and other securities market which at the time are included in the stock price quotations of such publication. If no closing price is so reported for such date, Fair Market Value shall mean the average of the latest bid and asked prices so reported for such date, or if there was no bid and asked prices so reported for such date, Fair Market Value shall mean the closing price on the last previous day on which a closing price was reported.

          g.   "SAR Grant" means an award of SARs granted under the Plan.

          h. "Stock Appreciation Right" means a contractual right that allows a Grantee to receive payment for a SAR Grant equal to the value of any appreciation in the value of SMSC Common Stock over the Grant Price, as provided in Section 5, on the applicable Payment Date.

          i. "Subsidiary" means any entity as defined in Section 424(f) of the Code.

14. Section 409A. The Company acknowledges that a SAR Plan may be classified as a form of deferred compensation if the Grantee can control the payment of benefits. It is intended that by use of fixed payment dates, no Grantee has the ability to control the recognition of income attributable to any SAR Grant. To the extent necessary, the Plan shall be amended to avoid any adverse tax consequences under
          Section 409A, or any guidance issued thereunder.

15. Notice. Any notice to the Company required by this Plan shall be in writing addressed to the General Counsel of the Company at its principal office, and shall be deemed delivered only when it is received by the General Counsel.

16. Severability. In the event that any one or more provisions of the Plan or any Agreement, or any action taken pursuant to the Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the Plan or of such or any other Agreement, but in such particular jurisdiction and instance the Plan and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or as if the action in question had not been taken thereunder.

17. Gender and Number. The masculine gender, where appearing herein, shall be deemed to include the feminine gender, and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.

18. Conflict. In the event of a conflict between the terms of this Plan and the terms of any Agreement, the terms of this Plan shall govern.

19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of New York, without regard to the provisions governing conflict of laws, and construed accordingly.